Exhibit 10.19

Aspen Neuroscience, Inc.

Loan Forgiveness and Option Amendment Agreement

This Loan Forgiveness and Option Amendment Agreement (this “Agreement”) is entered into as of September 25, 2026 (the “Effective Date”), by and between Aspen Neuroscience, Inc., a Delaware corporation (the “Company” or “Aspen”), and Andrew Spaventa (“Mr. Spaventa”). Each of Aspen and Mr. Spaventa is referred to herein individually as a “Party” and collectively as the “Parties” to this Agreement.

RECITALS

WHEREAS, Mr. Spaventa previously executed certain stock options to purchase shares of Common Stock of the Company pursuant to a Stock Option Agreement dated September 25, 2020;

WHEREAS, in connection with such option exercises, Mr. Spaventa executed the following Secured Full Recourse Promissory Note in favor of the Company: Secured Full Recourse Promissory Note dated February 8, 2021, in the original principal amount of $61,240.55 (the “Note”);

WHEREAS, in connection with executing the Note, Mr. Spaventa executed corresponding Stock Pledge Agreements in favor of the Company, pledging 174,973 shares of Common Stock as security for the obligations under the Note (the “Pledge Agreement”);

WHEREAS, Mr. Spaventa executed a Restricted Stock Repurchase and Debt Satisfaction Agreement dated December 31, 2021, with the Company whereby the Company repurchased 98,423 shares of Common Stock previously pledged as security for obligations under the note for $34,448.05 of original principal (the “Repurchase Agreement”, and together with the Note and Pledge Agreement, the “Loan Documents”);

WHEREAS, the aggregate outstanding principal and accrued but unpaid accrued interest amount owed by Mr. Spaventa under the Note as of September 25, 2026, totals approximately $30,549.97 (the “Outstanding Debt”);

WHEREAS, the Company’s Board of Directors has authorized the forgiveness of the Outstanding Debt, subject to the terms and conditions set forth herein;

WHEREAS, Mr. Spaventa holds an option to purchase 190,000 shares of Common Stock of the Company (the “Option”), which currently vests monthly over a four (4)-year period commencing November 20, 2025; and

WHEREAS, in consideration of the forgiveness of the Outstanding Debt described herein, the Parties desire to amend the vesting schedule applicable to the Option on the terms set forth below,

Exhibit 10.19

and specify the vesting terms that will apply to any new options that may be granted to Mr. Spaventa in connection with an initial public offering of the Company’s stock.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

LOAN FORGIVENESS

1.1. Forgiveness of Debt. Subject to and conditioned upon the satisfaction of the conditions set forth in Section 1.2, the Company hereby forgives, cancels, and discharges in full 100% of the Outstanding Debt repayment obligations under the Note, including all outstanding principal and all accrued but unpaid interest thereon and Mr. Spaventa shall have no further obligations to the Company under the Loan Documents (the “Loan Forgiveness”).

1.2. Conditions to Forgiveness. The Loan Forgiveness set forth in Section 1.1 is expressly conditioned on and subject to the following conditions: (a) Mr. Spaventa shall have executed this Agreement and provided the acknowledgement of tax treatment as set forth in Section 1.3 hereof, and (b) Mr. Spaventa shall have acknowledged and agreed to the amendment of the vesting terms of the Option and the applicable vesting terms for any top up or refresh option or other equity grants that may be made to him in connection with an initial public offering of the Company as set forth in Article II hereof.

1.3. Acknowledgement of Tax Consequences. By executing this Agreement, Mr. Spaventa acknowledges that as a result of the Company’s forgiveness of repayment of the Outstanding Debt, Mr. Spaventa will be deemed to have additional compensatory income equal to the Outstanding Debt, which the Company will report on the Form 1099 issued to Mr. Spaventa for 2026, and he will be solely responsible for paying the resulting taxes that he will owe to applicable taxing authorities in respect of such deemed additional compensatory income.

1.4 Termination of Loan Documents; Release of Pledged Shares. Upon satisfaction of all conditions set forth in Section 1.2 and the effectiveness of the loan forgiveness: (a) the Note and the Pledge Agreement shall be deemed terminated and of no further force or effect; (b) all security interests, liens, and pledges granted by Mr. Spaventa to the Company under the Pledge Agreement shall be automatically released; and (c) the Company shall deliver to Mr. Spaventa (or cause to be delivered) any documents held by the Company in

Exhibit 10.19

connection with the Pledge Agreement and shall take all actions reasonably necessary to evidence the release of the pledged shares, including the execution and delivery of UCC-3 termination statements, if applicable.

ARTICLE II

OPTION AMENDMENT

2.1. Current Option Terms. The Parties acknowledge that Mr. Spaventa holds the Option to purchase 190,000 shares of Common Stock of the Company that was granted in November 2025. The Option currently vests monthly over a four (4)-year period commencing November 20, 2025 (i.e., 47,500 shares vesting per year).

2.2. Amendment to Option Vesting Schedule. Effective as of the Effective Date, the Option is hereby amended such that the then remaining unvested shares subject to the Option as of September 25, 2026 shall instead vest in equal monthly installments on the 20th day of each month after such date, commencing October 20, 2026 and ending November 20, 2031, such that the Option will vest over a six (6)-year period following the original November 20, 2025 Vesting Commencement Date of the Option (rather than the original four (4)-year period). For the avoidance of doubt: (a) any shares subject to the Option that vest prior to October 20, 2026 shall remain vested; and (b) all other terms of the Option shall remain in full force and effect, including without limitation the exercise price, expiration date, and all other conditions applicable thereto.

ARTICLE III

TAX MATTERS

3.1. Tax Treatment. The Parties acknowledge and agree that the Loan Forgiveness will result in taxable compensation income to Mr. Spaventa for federal, state, self-employment, and local income tax purposes on the applicable date such Loan Forgiveness becomes effective. The Company shall report such income as required by applicable law.

3.2. No Tax Advice. Each Party acknowledges that neither the other Party nor its counsel has provided any tax advice in connection with this Agreement. Mr. Spaventa is solely responsible for determining the tax consequences of this Agreement to him and is encouraged to consult his own tax advisor.

ARTICLE IV

Exhibit 10.19

GENERAL PROVISIONS

4.1. Entire Agreement. This Agreement, together with the Exhibits attached hereto, constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior negotiations, representations, warranties, and understandings with respect thereto. For the avoidance of doubt, except as expressly modified by Article II hereof, all other terms and conditions of the Option and any related option agreement or equity plan remain in full force and effect.

4.2. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of laws principles.

4.3. Amendments and Waivers. This Agreement may not be amended or modified except by a written instrument signed by both Parties. No waiver of any term or condition of this Agreement shall be effective unless in writing and signed by the waiving Party.

4.4. Severability. If any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions shall remain in full force and effect.

4.5. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Delivery of an executed counterpart by electronic means (including PDF or DocuSign) shall be equally effective as delivery of an original executed counterpart.

4.6. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs, executors, administrators, and permitted assigns.

4.7. Notices. All notices required or permitted under this Agreement shall be in writing and shall be deemed given when delivered personally, sent by nationally recognized overnight courier, or sent by certified mail, return receipt requested, to the addresses set forth in the preamble hereto or to such other address as either Party may designate in writing.

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Exhibit 10.19

IN WITNESS WHEREOF, the Parties have executed this Loan Forgiveness and Option Amendment Agreement as of the date first written above.

ASPEN NEUROSCIENCE, INC.

By: /s/ Jeff Boerneke

Name: Jeff Boerneke

Title: General Counsel

ANDREW SPAVENTA

/s/ Andrew Spaventa

Andrew Spaventa